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                                                                      Exhibit 14

                         INDEPENDENT AUDITORS' CONSENT

To the Shareholders and Board of Directors of Smith Barney World Funds, Inc.:

    We consent to the incorporation by reference of our report dated December 11, 2002 with respect to the October 31, 2002 financial statements of the European Portfolio of Smith Barney World Funds, Inc., and to the reference to our firm under the heading "Other Service Providers" in the Prospectus/Proxy Statement and "Representations and Warranties" within Exhibit A of the Prospectus/Proxy Statement included in this Registration Statement on Form N-14.

KPMG LLP

New York, New York
December 30, 2002

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                                                                      Exhibit 14


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------



We hereby consent to the use and incorporation by reference in this Registration Statement on Form N-14 (the "Registration Statement") of our report dated February 21, 2002, relating to the financial statements and financial highlights which appears in the December 31, 2001 Annual Report to Shareholders of Smith Barney International Large Cap Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Other Service Providers" in such Registration Statement and to the references to us under the headings "Financial Highlights", "Auditors" and "Financial Statements" in the Fund"s Registration Statement on Form N-1A dated May 1, 2002, which is also incorporated by reference in the Registration Statement.




PricewaterhouseCoopers LLP

New York, New York
December 30, 2002